EXHIBIT 10.2

RESTRICTED STOCK AWARD AGREEMENT

UNDER THE CRT PROPERTIES, INC.
AMENDED AND RESTATED 1998 EQUITY AND CASH INCENTIVE PLAN

Name of Grantee: _________________
No. of Shares: _________________
Grant Date: _________________
Final Acceptance Date: _________________

     Pursuant to the CRT Properties, Inc. Amended and Restated 1998 Equity and Cash Incentive Plan (the “Plan”), CRT Properties, Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Pursuant to this Award, the Grantee shall receive the number of shares of Common Stock, par value $0.01 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.

     1. Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by signing and delivering to the Company a copy of this Award Agreement. Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

     2. Restrictions and Conditions.

     (a) Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Committee in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

     (b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

     (c) If the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason prior to vesting of shares of Restricted Stock granted herein, unless otherwise provided in the Grantee’s employment agreement, all shares of Restricted Stock that are still subject to risks of forfeiture shall be immediately forfeited.

     3. Vesting of Restricted Stock.

     The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an employee of the Company or Subsidiary on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Number of
Shares Vested[1]	Vesting Date
__________
__________
__________

     Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock.

     4. Acceleration of Vesting in Special Circumstances. Upon the occurrence of a Change of Control of the Company (as defined in the Plan), any restrictions and conditions on all shares of Stock subject to time-based vesting shall be deemed waived by the Committee and all such shares shall automatically become fully vested and no longer be deemed Restricted Stock. Any restrictions and conditions on all shares of Stock subject to performance vesting shall be deemed waived by the Committee to the extent provided in the CRT Properties, Inc. Senior Management Compensation Plan.

     5. Dividends. Dividends on shares of Restricted Stock shall be paid currently to the Grantee.

     6. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan and the CRT Properties, Inc. Senior Management Compensation Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

     7. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

     8. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Grantee may elect to have such minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

     9. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

     10. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

     11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, applied without regard to conflict of law principles. The parties hereto agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the State of Florida and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within the City of Boca Raton, Florida. The parties hereto further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts located within the State of Florida.

[1]	Vesting can be time-based or performance-based.

     12. Retention of Shares. Grantee hereby agrees that he or she will not sell any shares of Stock granted pursuant to this Agreement if it would cause shares of Stock “beneficially owned” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by him or her to have a value less than ___times his or her annual base salary, other than sales to satisfy tax liabilities incurred in connection with this Award or other equity awards from the Company, sales in connection with the sale, merger or consolidation of the Company, or sales approved by the Committee or the Board.

CRT PROPERTIES, INC.
By:
Title

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated: __________________	___________________________
Grantee’s Signature

Grantee’s name and address:
___________________________
___________________________
___________________________
___________________________

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